UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 14, 2002

                             DND TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

           Nevada                       333-42936               87-0631750
(State or other jurisdiction           (Commission             (IRS Employer
     of incorporation)                 File Number)          Identification No.)

               375 E. Elliot Rd., Bldg. 6, Chandler, Arizona 85225 (Address of principal executive offices) (Zip Code)

                                 (480) 892-7020
                         (Registrant's telephone number)


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Item 4. Changes in Registrant's Certifying Accountant.

      Andersen, Andersen & Strong, L.C., the independent auditor who had been engaged by Registrant, resigned as auditor effective November 14, 2002. Andersen, Andersen & Strong's report on registrant's financial statements to date did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. Registrant did not have any disagreements with Andersen, Andersen & Strong on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

      On November 15, 2002, Registrant engaged Farber & Hass, L.L.P. as the new independent auditor. The decision to change Registrant's independent auditor from Andersen, Andersen & Strong, L.C. to Farber & Hass, L.L.P. was recommended and approved by the Board of Directors.

      During fiscal years 2000 and 2001, and during the portion of fiscal year 2002 preceding the Board's decision, neither the Registrant nor anyone acting on its behalf consulted with Farber & Hass regarding (i) either the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements; or (ii) any matter that was either the subject of a disagreement with Andersen, Andersen & Strong or a reportable event with respect to Andersen, Andersen & Strong.

Item 7. Financial Statements and Exhibits.

99.1 Letter from Andersen, Andersen & Strong, L.C. to the Securities and Exchange Commission dated November 15, 2002

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on November 15, 2002.

                                          DND Technologies, Inc.,
                                          a Nevada corporation


                                          By: /s/ Douglas N. Dixon
                                             --------------------------------
                                              Douglas N. Dixon, CEO and Director